Exhibit 21


                Subsidiaries of Eclipse Entertainment Group, Inc.


1)   Eclipse Releasing, LLC.
     10520 Venice Boulevard,
     Culver City, California 90232


2)   Ancient Warriors, LLC.
     10520 Venice Boulevard,
     Culver City, California 90232